Exhibit 10.1                JOINDER AGREEMENT

THIS JOINDER AGREEMENT dated as of March 1, 2011 (this “Agreement”) is executed by Wells Fargo Bank, National Association (the “New Lender”).

WHEREAS, Fortegra Financial Corporation (“Fortegra”) and LOTS Intermediate Co. (“LOTS”; collectively with Fortegra, the “Borrowers”) have entered into that certain Revolving Credit Agreement dated as of June 16, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrowers, the financial institutions from time to time party thereto as Lenders (the “Lenders”), SunTrust Bank, in its capacity as Administrative Agent (the “Administrative Agent”) and the lenders from time to time party thereto (the “Lenders”) ; and

WHEREAS, pursuant to Section 2.21 of the Credit Agreement, the Borrowers have requested that the Aggregate Revolving Commitments under the Credit Agreement increase by $30,000,000.00; and

WHEREAS, the New Lender desires to become a Lender under the Credit Agreement as provided in Section 2.21 of the Credit Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged by the parties hereto, the parties hereto hereby agree as follows:

Section 1. Joinder. Effective as of the date hereof, the New Lender acknowledges and agrees that it shall be a Lender under the Credit Agreement, with a Revolving Commitment in the maximum principal amount of $30,000,000.00, all as if the New Lender were an original Lender under and signatory to the Credit Agreement having a Revolving Commitment in such amount. In addition to the foregoing, on the date hereof, the New Lender agrees to purchase from the other Lenders its Pro Rata Share (as determined after giving effect to the increase of Revolving Commitments) of any outstanding Revolving Loans, by making available to the Administrative Agent for the account of such other Lenders, in same day funds, an amount equal to the sum of (A) the portion of the outstanding principal amount of such Revolving Loans to be purchased by such New Lender plus (B) interest accrued and unpaid to and as of such date on such portion of the outstanding principal amount of such Revolving Loans on the day other than the last day of an Interest Period.

Section 2. Representations, Warranties and Agreements of the New Lender.

(a)    Generally. The New Lender (i) represents and warrants to the Administrative Agent, the Lenders and the Borrowers that it is legally authorized to enter into this Agreement and to become a Lender under the Credit Agreement; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information (including without limitation the Loan Documents) as it has deemed appropriate to make its own credit analysis and decision to become a Lender; and (iii) appoints and authorizes the Administrative Agent to take such action as contractual representative on the New Lender's behalf and to exercise such powers under the

Credit Agreement and the other Loan Documents as are specifically delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

(b)    Representations to Administrative Agent and Lenders. The New Lender makes and confirms to the Administrative Agent and the Lenders all of the representations, warranties and covenants of a Lender under the Credit Agreement. Not in limitation of the foregoing, the New Lender acknowledges and agrees that (i) it has, independently and without reliance upon the Administrative Agent, any other Lender, counsel to the Administrative Agent, or any of their respective officers, directors, employees and agents, and based on the financial statements of the Borrowers, the Subsidiaries and other Affiliates thereof, and inquiries of such Persons, its independent due diligence of the business and affairs of the Borrowers, the other Loan Parties, the Subsidiaries and other Persons, its review of the Loan Documents, the legal opinions required to be delivered under the Loan Documents, the advice of its own counsel and such other documents and information as it has deemed appropriate, made its own credit and legal analysis and decision to become a Lender under the Credit Agreement; (ii) it will, independently and without reliance upon the Administrative Agent, or any other Lender or counsel to the Administrative Agent or any of their respective officers, directors, employees and agents, and based on such review, advice, documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under the Loan Documents; and (iii) except as expressly provided in the Credit Agreement or any other Loan Document, the Administrative Agent shall have no duty or responsibility whatsoever, either initially or on a continuing basis, to provide the New Lender with any credit or other information with respect to the Borrowers, any Subsidiary or any other Loan Party or to notify the New Lender of any Event of Default.

Section 3. Address and Payment Instructions. The New Lender specifies as its address for notices under the Credit Agreement and as its lending office for all Loans, the offices set forth as such on its Administrative Questionnaire delivered to the Administrative Agent. All payments to be made to the New Lender under the Credit Agreement shall be made as provided in the Credit Agreement in accordance with the payment instructions set forth on the Administrative Questionnaire.

Section 4. Effectiveness of Agreement. This Agreement shall not be effective until this Agreement is executed and delivered by the New Lender and acknowledged by the Administrative Agent and the Borrowers.

Section 5. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE.

Section 6. Counterparts. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.

Section 7. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

Section 8. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the New Lender, the Administrative Agent and the Borrowers.

Section 9. Binding Effect. This Agreement shall be binding upon the New Lender, and its successors and permitted assigns and shall inure to the benefit of the Borrowers, the Administrative Agent, and the Lenders, and their respective successors and permitted assigns.

Section 10. Definitions. Terms not otherwise defined herein are used herein with the respective meanings given them in the Credit Agreement.

Section 11. Entire Agreement. This Agreement embodies the entire agreement of the parties with respect to the subject matter hereof and supersedes all other prior arrangements and understandings relating to the subject matter hereof.

[Signatures on Next Page]

IN WITNESS WHEREOF, the undersigned has duly executed this Joinder Agreement as of the date and year first written above.

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:    /s/ Linda D Coley
Name:    Linda D. Coley, CFA
Title:    Senior Vice President

Acknowledged and Accepted as of the
date first written above.

SUNTRUST BANK, as Administrative Agent

By:    /s/ K. Scott Bazemore
Name: K. Scott Bazemore
Title: Vice President

[Signature Page to Joinder Agreement]

Acknowledged and Accepted as of the
date first written above.

FORTEGRA FINANCIAL CORPORATION
LOTS INTERMEDIATE CO., as Borrowers

By:    /s/ Michael Vrban
Name: Michael Vrban
Title: EVP & Chief Accounting Officer

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